EXHIBIT 3


                                                                  EXECUTION COPY

                             Dated 27 November 2003

                        (1) Merle A. Hinrich (As Chargor)

                        (2) Hung Lay Si Co Limited (As the Secured Party)

                        (3) Hill Street Trustees Limited



              ----------------------------------------------------

                               SECURITY AGREEMENT

                                  In respect of

                        Over the 17,675,353 common shares

                             of Global Sources Ltd.

              ----------------------------------------------------



                         [APPLEBY SPURLING & KEMPE LOGO]
                            [BARRISTERS & ATTORNEYS]


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THIS CHARGE OVER SHARES is entered into this 27th day of November 2003

BETWEEN:

(1) Merle A. Hinrich of 22/F Vita Tower A, 29 Wong Chuk Hang Road, Aberdeen, Hong Kong, ( the "Chargor"); and

(2) Hung Lay Si Co Limited whose registered office is at P.O. Box 219GT Strathvale House, North Church Street, George Town, Grand Cayman, Cayman Islands, British West Indies (the "Secured Party"); and

(3) Hill Street Trustees Limited of 22 Grenville Street, St Helier Jersey JE4 8PX Channel Islands in its capacity as trustee of The Quan Gung '86 Trust (the "QG Trustee")

BACKGROUND:

(A) Pursuant to the Share Purchase Agreement dated on or about the date of this Deed, the Secured Party has agreed to sell and the Chargor has agreed to purchase 13,667,132 common shares of Global Sources Ltd.

(B) In addition to the shares purchased by the Chargor pursuant to the Share Purchase Agreement, the Chargor is the legal and beneficial owner of 4,008,221 common shares of the Company being registered in the name of the Chargor and fully paid up.

(C) In order to secure his obligations under the Share Purchase Agreement the Chargor has agreed to execute and deliver this Deed in favour of the Secured Party, for the benefit of the Secured Party.

NOW THEREFORE THE PARTIES HAVE AGREED AS FOLLOWS:

1.    DEFINITIONS AND INTERPRETATION

      1.1   In this Deed, including the Background:

            "Act" means the Conveyancing Act 1983 of Bermuda;

            "Business Day" means any day normally treated as a business day in Bermuda and New York;

            "Charged Property" means the all Security Shares and the Related Rights;

            "Company" means Global Sources Ltd. being the company that has issued the Security Shares which comprise the Charged Property;

            "Default Rate" has the meaning as set out in Clause 1.1.1 of the Share Purchase Agreement;


                                       1
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            "Event of  Default"  means the failure of the Chargor to comply with any obligation, representation or warranty expressed to be assumed by it in the Share Purchase Agreement and/or this Deed ;

            "Global Sources Ltd." means Global Sources Ltd., an exempted company incorporated in Bermuda with registration number 27310;

            "Personal Shares" means all the 4,008,221 common shares of U.S. $.01 each in the share capital of Global Sources Ltd which are not Sale Shares and which are on or prior to the date hereof held by, or to the order or on behalf of the Chargor and in the event of any reconstruction or re-organisation of the Company's share capital (whether by consolidation, subdivision or otherwise) all the shares of the Company from time to time representing the same;

            "Related Rights" means all dividends, interest and other monies payable in respect of the Security Shares and all other rights, benefits and proceeds in respect of or derived from the Security Shares (whether by way of redemption, bonus, preference, option, allotments, substitution, reconstruction, conversion or otherwise);

            "Sale Shares" means all the 13,667,132 common shares of U.S. $.01 each in the share capital of Global Sources Ltd. purchased by the Chargor from the Secured Party on or about the date hereof and held by, or to the order or on behalf of the Chargor at any time and in the event of any reconstruction or re-organisation of the Company's share capital (whether by consolidation, subdivision or otherwise) all the shares of the Company from time to time representing the same;

            "Secured Obligations" means the all obligations owing to the Secured Party and/or the QG Trustee by the Chargor under or pursuant to the Share Purchase Agreement, whether present or future, actual or contingent (and whether incurred by the Chargor alone or jointly, and whether as principal or surety or in some other capacity);

            "Security Period" means the period beginning on the date of this Deed and ending on the date upon which the Secured Party is satisfied that all of the Secured Obligations have been unconditionally and irrevocably paid and discharged in full or all of the security hereby created has been unconditionally released and discharged;

            "Security Shares" means all the Personal Shares and the Sale Shares being 17,675,353 common shares of US$.01 each in the share capital of Global Sources Ltd. as described in Schedule 1 and held by, to the order or on behalf of the Chargor at any time;

            "Share Purchase Agreement" means the agreement dated on or about the date hereof, between the Chargor, the QG Trustee and the Secured Party whereby, the Secured Party agreed to sell and the Chargor agreed to buy the Sale Shares (hereinafter as the same may from time to time be amended, varied, supplemented, novated or replaced); and

      1.2   In this Deed:


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            (a)capitalised  terms defined in the Share Purchase  Agreement have, unless expressly defined in this Deed, the same meaning in this Deed;

            (b)references  to  statutory   provisions   shall  be  construed  as
               references to those provisions as amended or re-enacted or as their application is modified by other provisions from time to time and shall include references to any provisions of which they are re-enactments (whether with or without modification);

            (c)references to clauses and schedules are references to clauses and schedules of this Deed; references to sub-clauses or paragraphs are, unless otherwise stated, references to sub-clauses of the clause or paragraphs of the schedule in which the reference appears;

            (d)references  to the  singular  shall  include  the plural and vice versa and references to the masculine shall include the feminine and/or neuter and vice versa;

            (e)references  to persons  shall  include  companies,  partnerships, associations and bodies of persons, whether incorporated or unincorporated;

            (f)references to assets include property, rights and assets of every description;

            (g)references  to any document are to be construed as  references to
               such  document  as  amended,   varied,   modified,   replaced  or
               supplemented from time to time;

            (h)headings  to clauses are for  convenience  only and have no legal effect whatsoever;

            (i)references  to the  Secured  Party  includes  its  successors  or assigns; and

            (j)an Event of Default is 'continuing' or 'subsisting' if it has not
               been waived or remedied.

      1.3 In this Deed, any reference to "person" is a reference to an individual, partnership, corporation, joint venture, association, joint stock company, trust, business trust or unincorporated organisation, limited liability company, or a government agency or political subdivision thereof.

      1.4 If the Secured Party considers that an amount paid by the Chargor is capable of being avoided or otherwise set aside then that amount shall not be considered to have been irrevocably paid for the purposes of this Deed.

2.    SECURITY

      2.1 This Deed is given for good consideration and the Chargor shall discharge and pay (when due and payable) each of the Secured Obligations at the times and in the manner specified in the Share Purchase Agreement and this Deed.

      2.2 The Chargor, as the legal and beneficial owner of the Security Shares hereby:

            (a) charges by way of first equitable mortgage, in favour of the Secured Party as a continuing security for the due and punctual performance of the Secured Obligations all of its right, title and interest in, to and under the Charged Property; and

            (b) subject to the terms of this Deed, hereby assigns and agrees to assign to the Secured Party by way of security all benefits present and future, actual and contingent accruing in respect of the Charged Property and all the Chargor's rights, title and interest to and in the Charged Property including (without limitation) all voting and other consensual powers pertaining to the Charged Property.

3.    COVENANTS BY THE CHARGOR

      The Chargor hereby covenants with the Secured Party that (unless otherwise indicated) from the date hereof until all of the Secured Obligations have been paid and discharged in full:

      3.1   there shall be deposited with the Secured Party by way of security:


      (a) the original share certificates in respect of the Personal Shares and any other instruments evidencing the right, title and interest of the Chargor in, to and under the Charged Property;

      (b) no later than the last Business Day of December 2003, the original share certificates in respect of the Sale Shares and any other instruments evidencing the right, title and interest of the Chargor in, to and under the Charged Property;

      (c) an irrevocable proxy from the Chargor in respect of the Security Shares substantially in the form contained in Schedule 2 (such proxy may not be exercised by the Secured Party until on or after such time as the security hereby constituted becomes enforceable in accordance with the terms of this Deed);

      (d) the original blank share transfer forms appearing on the reverse side of the original share certificates delivered in Clause 3.1 (a) above in respect of the Charged Property, executed in blank by the Chargor;

      (e) no later than the last Business Day of December 2003, the original blank share transfer forms appearing on the reverse side of the original share certificates delivered in Clause 3.1 (b) above in respect of the Charged Property, executed in blank by the Chargor; and

      (f) if the Secured Party requests, the blank share transfer forms in respect of the Charged Property executed by the Chargor in blank substantially in the form of the share transfer forms appearing on the reverse of the Security Shares; and

      (g) such other documents, duly executed by the Chargor, as the Secured Party may from time to time require for perfecting its title to the Charged Property.

      3.2 that upon the Chargor becoming the registered or beneficial owner of and receiving share certificates (or other documents of title) in respect of any Security Shares or Related Rights, deliver items (a),
            (b), (c), (d), (e), (f) and (g) to the Secured Party as appropriate, in respect of such Related Rights and Security Shares;

      3.3 the Chargor shall remain liable to perform all the obligations assumed by it in relation to the Charged Property and the Secured Party shall be under no obligation of any kind whatsoever in respect thereof or be under any liability whatsoever in the event of any failure by the Chargor to perform its obligations in respect thereof;

      3.4 the Chargor shall duly and promptly pay all calls, instalments or other payments which may be made or become payable in respect of the Charged Property as and when the same from time to time become due and upon the occurrence, and during the continuation, of an Event of Default the Secured Party may, if it thinks fit, make such payments or discharge such obligations on behalf of the Chargor, but where the Secured Party does make such payment that amount shall be repayable by the Chargor and pending the repayment shall constitute part of the Secured Obligations notwithstanding that demand for repayment has not been made by the Secured Party;

      3.5 the Chargor shall promptly comply with any valid notice duly served on it pursuant to the Companies Act 1981 or under the Bye-Laws of the Company;

      3.6 that upon receiving any material communication in respect of the Charged Property the Chargor shall immediately notify the Secured Party of the nature and content of that communication and where such communication is in writing the Chargor shall immediately provide a copy to the Secured Party;

      3.7 that he/she shall not without the prior written consent of the Secured Party:

            (a)permit any other person  other than the Chargor to be  registered as holder of the Charged Property or any part thereof;

            (b)except  pursuant  to  Clause  2  (Security),  create  or agree or attempt to create or permit to exist (in favour of any person other than the Secured Party), any assignment, charge or other interest over the whole or any part of the Charged Property, or agree to do so;

            (c)sell,  transfer,  assign,  lease,  hire  out,  lend or  otherwise dispose of any of the Charged Property or permit any person to sell, transfer, assign, lease, hire out, lend or otherwise dispose of any of the Charged Property; or

            (d)dispose  of the  equity of  redemption  in  respect of all or any part of the Charged Property.

      3.8 shall not do or cause or permit to be done anything which may in some way depreciate, jeopardise or otherwise prejudice the value to the Secured Party of the Charged Property; and

      3.9   agrees that:

            (a) the Secured Party and its nominees at its own discretion may, after an Event of Default has occurred, exercise in the name of the Chargor or otherwise at any time whether before or after demand for payment and without any further consent or authority on the part of the Chargor in respect of the Charged Property any voting rights and any powers or rights which may be exercisable by the Chargor but such power shall be exercisable subject to the provisions of Clause 4; and

            (b) the Chargor will, if so requested by the Secured Party, subject to the approval of the Bermuda Monetary Authority (if required), transfer all or any part of the Charged Property to such nominees or agents wheresoever situate as the Secured Party may select and that the Secured Party may hold all or any part of the Charged Property in any branch of the Secured Party or with any correspondents or agents whether in Bermuda or overseas and that all the Charged Property shall be held at the expense risk and responsibility of the Chargor.

4.    DIVIDENDS AND VOTING RIGHTS

      The Chargor hereby agrees with the Secured Party that (i) except following the occurrence of an Event of Default, and (ii) unless written notice thereof has been given by the Secured Party to the Chargor, the Chargor shall be entitled to:

      (a)subject to the terms of the Share Purchase Agreement, receive all dividends, distributions and other amounts arising from the Security Shares; and

      (b)exercise all voting and any other consensual rights in relation to the Security Shares provided that the Chargor shall not exercise such voting rights in any manner, or otherwise act or omit to act in any manner which could reasonably be expected to violate any of the terms of the Share Purchase Agreement or this Deed or which could reasonably be expected to have the effect of impairing the security created by this Deed or the rights and remedies of the Secured Party.

5.    REPRESENTATIONS AND WARRANTIES BY CHARGOR

      The Chargor represents and hereby warrants to the Secured Party as at the date hereof and on each date during the period for which the security over the Charged Property subsists with reference to the facts and circumstances then existing:

      5.1 the Chargor is the sole, absolute and beneficial owner and registered holder of the Charged Property as described in Schedule 1 (or, in respect of the Sale Shares only, will be the absolute and beneficial owner and registered holder of the Sale Shares on or about the date of the Share Purchase Agreement) free from any security interest (other than those created by this Deed), that no other person save the Secured Party has any right or interest of any sort whatsoever in or to the Charged Property and that there are no agreements or arrangements (including any restrictions on transfer or rights of pre-emption) affecting the Charged Property in any way which would or might in any way fetter or otherwise prejudice the rights of the Secured Party or any chargee of the Charged Property;

      5.2 save as otherwise permitted in the Share Purchase Agreement, the Chargor has not sold or otherwise disposed of or agreed to sell or otherwise dispose of or grant or agreed to grant any option in respect of all or any of its rights, title and interest in and to the Charged Property;

      5.3 the Security Shares comprising the Charged Property are duly authorised, validly issued and fully paid and there are no moneys or liabilities outstanding in respect of any of the Security Shares;

      5.4   the  Chargor is solvent  and able to pay its debts as they fall due;

      5.5 the transfer of the Security Shares or the charge over the Security Shares or the assignment each as contemplated by this Deed is not prohibited by the Memorandum of Association or the Bye-Laws of the Company;

      5.6 this Deed constitutes the legal, valid, binding obligations of the Chargor, enforceable against the Chargor in accordance with its terms;

      5.7   the Chargor has the power to own all its  property  and assets;

      5.8 the Chargor has full power and authority to execute and deliver this Charge and comply with the provisions of and perform its obligations under this Charge;

      5.9 this Deed does not and will not conflict with or result in any breach or constitute a default under any law or regulation of any governmental or judicial authority or document, agreement, instrument or obligation to which the Chargor is a party or by which the Chargor is bound;

      5.10 all necessary authorisations, licences, approvals and consents to enable or entitle the Chargor to enter into and perform its obligations under this Deed have been obtained and will remain in force and effect at all times during the subsistence of the security constituted by this Deed;

      5.11 in executing, delivering, performing and complying with this Deed the Chargor will not contravene any existing applicable law, statute, decree, rule, order or regulation in any jurisdiction to which it or any of its assets or revenues is subject nor will contravene any order, judgment, injunction, decree, resolution, determination or award of any court or any judicial, administrative or government authority in any jurisdiction applicable to the Chargor or its assets and revenues;

      5.12 save as otherwise disclosed to the Secured Party in writing before the signing of the Share Purchase Agreement, there is no litigation, arbitration or administrative procedure taking place, pending or, to the actual knowledge of the Chargor (after having made due enquiry) threatened against the Chargor which in any way whatsoever could affect the Charged Property or the rights of the Chargor in respect of the Charged Property;

      5.13 the Company is validly incorporated and registered as a exempted limited liability company in and under the laws of Bermuda and, if so reasonably required by the Secured Party and at the expense of the Chargor, the Chargor shall, at any time apply to the appropriate authorities for the official form of certificate of compliance relating to the continued corporate existence of the Company and shall if the same is issued from the relevant authority deliver the same to the Secured Party;

      5.14 until notified in writing to the contrary by the Chargor to the Secured Party, the Company is a public company being listed on NASDAQ; and

      5.15 any proceedings taken in Hong Kong in relation to this Deed, the choice of Bermuda law as the governing law of this Deed and any judgment obtained in Bermuda will be recognised and enforced.

6.    FURTHER ASSURANCE

      The Chargor shall, at his or her own expense, execute and do all such assurances, acts and things as the Secured Party may require or consider desirable under the laws of Bermuda (and the laws of any other jurisdiction where the Security Shares are listed and/or the listing rules and regulations of the exchange on which the Security Shares are listed) to enable the Secured Party to create, perfect or protect the security intended to be created hereby over the Charged Property or any part thereof or to facilitate the realisation of any parts of the Charged Property or the exercise of any powers, authorities and discretions vested in the Secured Party in relation to any part of the Charged Property, or in any delegate or sub-delegate thereof. To that intent, and without prejudice to the generality of the foregoing, the Chargor shall at any time if and when required by the Secured Party execute such further proxies, legal and other charges or assignments in favour of the Secured Party as the Secured Party shall from time to time require over all or any of the Charged Property and all rights relating thereto both present and future (including any bonus or substituted securities and any vendor's lien) and any other proxies, transfers and documents the Secured Party may from time to time require for perfecting its title to the same or for vesting or enabling it to vest the same in itself or its nominees or in any purchaser to secure the Secured Obligations or to facilitate the realisation of the Charged Property or the exercise of the powers conferred on the Secured Party. Such further charges or assignments to be prepared by or on behalf of Secured Party at the cost of the Chargor and shall contain an immediate power of sale whilst an Event of Default is subsisting without notice, a clause excluding section 29 of the Act, a clause excluding the restrictions contained in section 31 of the Act and such other clauses for the benefit of the Secured Party as the Secured Party may reasonably require.

7.    POWERS OF THE SECURED PARTY

      7.1 Upon the occurrence of an Event of Default or the death insolvency or bankruptcy of the Chargor or a demand being made for the payment of all or any of the Secured

            Obligations the security hereby constituted shall become immediately enforceable and the power of sale and other powers specified in
            Section 30 of the Act (applied in respect of personal property as well as real property) as varied or amended by this Charge shall be immediately exercisable upon and at any time thereafter and without prejudice to the generality of the foregoing the Secured Party without further notice to the Chargor:

            (a) may solely and exclusively exercise all voting and/or consensual powers pertaining to the Charged Property or any part thereof and may exercise such powers in such manner as the Secured Party may think fit; and/or

            (b) may (without prejudice to the obligations of the Chargor pay to the Secured Party the Dividend Payments as set out in the Share Purchase Agreement) receive and retain all dividends, interest or other moneys or assets accruing on or in respect of the Charged Property or any part thereof, such dividends, interest or other moneys or assets to be held by the Secured Party, until applied in the manner described in Clause 7.5, as additional security charged under and subject to the terms of this Charge and any such dividends, interest or other moneys or assets received by the Chargor after such time shall be held in trust by the Chargor for the Secured Party and paid or transferred to the Secured Party on demand; and/or

            (c) may sell, transfer, grant options over or otherwise dispose of the Charged Property or any part thereof at such place and in such manner and at such price or prices as the Secured Party may deem fit, and thereupon the Secured Party shall have the right to deliver, assign and transfer in accordance therewith the Charged Property so sold, transferred, granted options over or otherwise disposed of.

      7.2 Section 29 and Section 31 of the Act shall not apply to this Deed or to any other security given to the Secured Party pursuant hereto.

      7.3 For the avoidance of doubt, the powers of the Secured Party by virtue of this Deed shall not be limited to those specified in
            Section 30 of the Act. For the purpose of all powers conferred by statute, the Secured Obligations shall be deemed to have become due and payable on the date hereof.

      7.4 In exercising the powers referred to in Clause 7.1, the Charged Property or any part thereof may be sold or disposed of at such times and in such manner and generally on such terms and conditions and for such consideration as the Secured Party may think fit. Any such sale or disposition may be for cash, debentures or other obligations, shares, stock, securities or other valuable consideration and be payable immediately or by instalments spread over such period as the Secured Party may think fit. No purchaser or other person shall be bound or concerned to see or enquire whether the right of the Secured Party to exercise any of the powers hereby conferred has arisen or not or be concerned with notice to the contrary or with the propriety of the exercise or purported exercise of such powers.

      7.5 All money received by the Secured Party in the exercise of any powers conferred by this Deed shall be applied after the discharge of all liabilities having priority thereto in or towards satisfaction of the Secured Obligations in the following order of priority (save that the Secured Party may credit the same to a suspense account for so long and in such manner as the Secured Party may from time to time determine):

            first, in satisfaction of or provision for all costs, charges and expenses incurred and payments made by the Secured Party and of all remuneration due hereunder in each case, together with interest (as well after as before judgment and payable on demand) at the Default Rate from the date the same becomes due and payable until the date the same are unconditionally and irrevocably paid and discharged in full;

            second, in payment to the Secured Party to be first applied in or towards the discharge of the Secured Obligations;

            third, in retention of an amount equal to any part or parts of the Secured Obligations as are or are not then due and payable but which (in the sole and absolute opinion of the Secured Party) will or may become due and payable in the future and, upon the same becoming due and payable, in or towards satisfaction thereof in accordance with the foregoing provisions of this Clause 7.5; and

            fourth, after the end of the Security Period, in payment of the surplus (if any) to the relevant Chargor or other person entitled thereto.

      7.6 the Secured Party shall not be liable to account as mortgagee in possession in respect of all or any part of the Charged Property and shall not be liable for any loss upon realisation or for any neglect or default to present any interest coupon or any bond or stock drawn for repayment or for any failure to pay any call instalment or to accept any offer or to notify the Chargor of any such matter or for any negligence or default by its nominees, correspondents or agents or for any other loss of any nature whatesoever in connection with the Charged Property.

8.    DELEGATION

            The Secured Party may delegate by power of attorney or in any other manner to any person any right, power or discretion exercisable by them under this Deed. Any such delegation may be made upon the terms (including power to sub-delegate) and subject to any regulations which the Secured Party may think fit. The Secured Party will not be in any way liable or responsible to the Chargor for any loss or liability arising from any act, default, omission or misconduct on the part of any such delegate or sub-delegate, except to the extent that the Secured Party, delegate or sub-delegate is grossly negligent or guilty of willful misconduct.

9.    CONTINUING SECURITY

      9.1 The security constituted by this Deed shall be held by the Secured Party as a continuing security for the payment and discharge of the Secured Obligations and the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the Secured Obligations including wheresoever such payment or satisfaction is made pursuant to the insolvency or bankruptcy of the Chargor and shall be binding until all the Secured Obligations have been unconditionally and irrevocably paid and discharged in full.

      9.2 The Chargor waives any right he or she may have of requiring the Secured Party (or any Receiver, or trustee or agent on its behalf) to proceed against or enforce any other rights or security or claim payment from any other person before claiming under or enforcing the security granted or taken under this Deed.

      9.3 No failure, delay or omission by the Secured Party or any receiver in exercising any right, power or remedy under this Deed shall impair such right, power or remedy or be construed as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy.

      9.4 Any waiver by the Secured Party of any of the terms of this Deed or any consent or approval given by the Secured Party shall only be effective if given in writing and then only for the purpose and upon the terms and conditions for which it is given.

      9.5 Any settlement, release or discharge under this Deed or the Share Purchase Agreement shall be conditional upon no security or payment to the Secured Party being avoided or set aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to insolvency, administration or liquidation for the time being in force or for any other reason and, if such condition is not satisfied, the Secured Party shall be entitled to receive from the Chargor on demand the value of such security or the amount of any such payment as if such settlement, release or discharge had not occurred.

      9.6 The Secured Party shall not be concerned to see or investigate the powers or authorities of the Chargor and moneys obtained or Secured Obligations incurred in the purported exercise of such powers or authorities or by any person purporting to be acting for or on behalf of the Chargor shall be deemed to form a part of the Secured Obligations, and "Secured Obligations" shall be construed accordingly.

      9.7 The Chargor agrees that, upon the occurrence of an Event of Default, the Secured Party shall be free to pursue all available remedies as the Secured Party in its absolute discretion considers appropriate in relation to the Charged Property without objection, opposition or interference from the Chargor, and that any rights to stay, enjoin, or which could otherwise delay or impede the remedies of the Secured Party against the Charged Property are hereby waived and released by the Chargor.

      9.8 The collateral constituted by this Deed shall be cumulative, in addition to and independent of every other security which the Secured Party may at any time hold for the Secured Obligations or any rights, powers and remedies provided by law. No prior security held by the Secured Party over the whole or any part of the Charged Property shall merge into the collateral constituted by this Deed.

      9.9 Until the Secured Obligations have been unconditionally and irrevocably satisfied and discharged in full to the satisfaction of the Secured Party, the Chargor shall not by virtue of any payment made hereunder on account of the Secured Obligations or by virtue of any enforcement by the Secured Party of its rights under, or the security constituted by, this Charge or by virtue of any relationship between or transaction involving, the Chargor and the Company (whether such relationship or transaction shall constitute the Chargor a creditor of the Company, a guarantor of the obligations of the Company or a party subrogated to the rights of others against the Company or otherwise howsoever and whether or not such relationship or transaction shall be related to, or in connection with, the subject matter of this Charge):

            (a) exercise any rights of subrogation in relation to any rights, security or moneys held or received or receivable by the Secured Party or any person;

            (b) exercise any right of contribution from any co-surety liable in respect of such moneys and liabilities under any other guarantee, security or agreement;

            (c) exercise any right of set-off or counterclaim against the Company or any such co-surety;

            (d)   receive,   claim  or  have  the   benefit   of  any   payment,
                  distribution, security or indemnity from the Company or any such co-surety; or

            (e) unless so directed by the Secured Party (when the Chargor will prove in accordance with such directions), claim as creditor of the Company or any such co-surety in competition with the Secured Party.

            The Chargor shall hold in trust for the Secured Party and forthwith pay or transfer (as appropriate) to the Secured Party any such payment (including an amount equal to any such set-off), distribution or benefit of such security, indemnity or claim in fact received by the Chargor.

      9.10 Until the Secured Obligations have been unconditionally and irrevocably satisfied and discharged in full to the satisfaction of the Secured Party, the Secured Party may at any time keep in a separate interest bearing account or accounts in the name of the Secured Party for as long as it may think fit, any moneys received, recovered or realised under this Charge or under any other guarantee, security or agreement relating in whole or in part to the Secured Obligations without being under any intermediate obligation to apply the same or any part thereof in or towards the discharge of such amount.

      9.11 The Chargor confirms that he is a sophisticated business man and that prior to entering into this Deed, he has taken such advice (including without limitation, legal advice) as to his liabilities and obligations hereunder as he considers necessary.

10.   DISCHARGE OF SECURITY

            Subject to the provisions of Clause 9, upon the expiry of the Security Period (but not otherwise), the Secured Party will, or will procure that at the request and cost of the Chargor, transfer to the same all of the Secured Party's right, title and interest in or to the Charged Property free from this Deed.

11.   POWER OF ATTORNEY

      11.1 The Chargor, by way of security, irrevocably appoints (so as to bind both himself and his estate representatives) the Secured Party to be its attorney and in its name, on its behalf and as its act and deed to execute, deliver, complete and perfect all documents (including, but not limited to, any transfer forms and other instruments of transfer and any proxy) and do all things that the Secured Party may consider necessary for (a) carrying out any obligation imposed on the Chargor under this Agreement or (b) exercising any of the rights conferred on the Secured Party by this Deed or by law (including, after the security constituted by this Deed has become enforceable, the exercise of any right of a legal or a beneficial owner of the Charged Property). The Chargor shall ratify and confirm all things done and all documents executed by the Secured Party in the exercise of that power of attorney.

      11.2 The Secured Party shall have full power, with regard to all or any part of the Charged Property and either jointly and severally or otherwise as the Secured Party thinks fit, to appoint substitutes and to delegate all or any of these powers to such persons on such terms as it thinks fit, including power to authorise the person so appointed to make further appointments, and may vary or revoke such delegation at any time.

      11.3 The Chargor hereby agrees to ratify and confirm any deed, document, act or thing and all transactions which the Secured Party or any substitute or any delegatee may lawfully do or execute under this Clause or has done or executed under this Clause.

12.   INDEMNITY

      The Chargor hereby agrees fully to indemnify and hold harmless the Secured Party from and against all losses, actions, claims, expenses, taxes, demands and liabilities whether in contract, tort or otherwise and in respect of calls or other payments relating to the Charged Property now or hereafter incurred by it or by any nominee, correspondent, agent, officer or employee for whose liability, act or omission it may be answerable for anything done or omitted in the exercise or purported exercise of the powers herein contained or occasioned by any breach by the Chargor of any of its covenants or other obligations to the Secured Party, except to the extent that the Secured Party, nominee, correspondent, agent, officer or employee is grossly negligent or guilty of willful misconduct. The Chargor shall indemnify the Secured Party on demand and shall pay interest on the sums demanded at the Default Rate.

13.   CURRENCY

      13.1 All moneys received recovered or realised or held by the Secured Party under this Deed may from time to time be converted into such other currency as the Secured Party considers necessary or desirable to cover the Secured Obligations in that currency at the then prevailing commercial rate of exchange for purchasing that other currency with the existing currency.

      13.2 If and to the extent that the Chargor fails to pay the amount due on demand the Secured Party may in its absolute discretion without notice to the Chargor purchase at any time thereafter so much of any currency as the Secured Party considers necessary or desirable to cover so much of the Secured Obligations denominated in such currency at the then prevailing commercial rate of exchange for purchasing such currency with US$ Dollars or such other currency and the Chargor hereby agrees to indemnify the Secured Party against the full cost incurred by the Secured Party for such purpose.

      13.3 The Secured Party shall not be liable to the Chargor for any loss resulting from any fluctuation in exchange rates before or after the exercise of the foregoing powers.

      13.4 No payment to the Secured Party (whether under any judgment or court order or otherwise) shall discharge the obligation or liability of the Chargor in respect of which it has been made unless and until the Secured Party shall have received payment in full in the currency in which such obligation or liability was incurred and to the extent that the amount of any such payment shall on actual conversion into such currency fall short of such obligation or liability actual or contingent expressed in that currency the Secured Party shall have a separate cause of action against the Chargor and shall be entitled to enforce the charge hereby created to recover the amount of the shortfall.

14.   COSTS

      14.1 The Chargor shall on demand and on a full indemnity basis pay to the Secured Party the amount of all costs, fees, expenses and other liabilities (including legal fees and expenses) and any taxes thereon which the Secured Party incurs in connection with:

            (a)the negotiation, preparation, execution and delivery of this Deed and any other documents contemplated hereby now or at any time hereafter;

            (b)the  granting of or proposal  to grant any,  discharge,  release, waiver or consent or any variation of this Deed; and

            (c)the  preserving,  registration,  perfecting  or enforcing  of, or attempting to preserve, perfect or enforce, any of its rights under this Deed.

      14.2 The Chargor shall pay promptly all stamp, documentary, registration and other like duties or taxes including any penalties, fines, surcharges or interest relating hereto, which are imposed or chargeable on or in connection with this Deed provided that the Secured Party shall be entitled but not obliged to pay such duties or taxes whereupon the Chargor shall on demand indemnify the Secured Party against those duties and taxes and against any reasonable costs and expenses so incurred by the Secured Party in discharging them.

      14.3 The Chargor shall pay interest on all costs, fees, expenses and other liabilities and all duties and taxes from the date such obligations or liabilities are due owing or incurred until the date of the payment (both before and after any demand or relevant judgment in favour of the Secured Party or insolvency or bankruptcy of the Chargor) at the Default Rate.

15.   NOTICES

      15.1 Any notice, request, demand or other communication under or in respect of this Deed shall be in writing and in the English language and delivered to such party at the address appearing below (or at such other address as the party may hereafter specify by notice in writing):

            (a) In the case of the Chargor:

            Address:   22/F Vita Tower A, 29 Wong Chuk Hang Road, Aberdeen, Hong
                       Kong
            Fax :      00 852 2873 0369

            (b) In the case of the Secured Party:

            Address:   P.O. Box 219GT Strathvale  House,  North  Church  Street,
            George Town, Grand Cayman, Cayman Islands, British West Indies

            Fax:       1 345 949 4590
            Attention: William R. Seitz

      15.2 Any notice, request, demand or other communication shall be deemed to be received:

            (a)    if sent by post, on receipt by the addressee;

            (b)    if sent by registered air-mail,  on receipt by the addressee;
                   and

            (c)    if  sent  by  fax,  on   successful   completion  of  its
                   transmission   as  per   transmission   report  from  the
                   machine from which the fax was sent, save that if such notice, communication or document is received after normal working hours (which shall be deemed to be 8.30 a.m. and 5.30 p.m. on any Business Day in the country of the recipient), such notice, communication or document shall be deemed to have been received on the next Business Day.

      15.3 Any communication or document to be made or delivered to the Secured Party shall be effective only when received by the Secured Party and then only if the same is expressly marked for the attention of the department or officer identified in Clause 15.1 or such other department or officer as the Secured Party shall from time to time specify for this purpose.

      15.4 For the avoidance of doubt, notice given under this Deed shall not be validly served if given by e-mail.

16.   ASSIGNMENTS

      16.1 This Deed shall be binding on, and inure to the benefit of, the parties hereto and their successors, heirs, personal representatives, estates, estate representatives, permitted assigns and permitted transferees.

      16.2 The Secured Party may assign and transfer all of its rights and obligations hereunder to any assignee or transferee without the consent of the Chargor. The Secured Party shall notify the Chargor following any such assignment or transfer.

      16.3 The Chargor may not assign or transfer all or any part of its rights or obligations under this Deed without the prior written consent of Secured Party, which the Secured Party shall have full power and discretion to withhold.

17.   THIRD PARTIES

            No purchaser from, or other person dealing with the Secured Party shall be concerned to enquire whether any of the powers which the Secured Party has exercised or purported to exercise has arisen or become exercisable, or whether the Secured Obligations remain outstanding, or whether any event has happened to authorise the Secured Party to act or as to the propriety or validity of the exercise or purported exercise of any such power; and the title and position of such a purchaser or such power shall not be impeachable by reference to any of those matters.

18.   PARTIAL INVALIDITY

            If, at any time, any one or more of the provisions of this Deed is or becomes illegal, invalid or unenforceable in any respect or the security intended to be created by this Deed is ineffective under any law of any jurisdiction, neither the legality, validity, enforceability of the remaining provisions of this Deed nor the effectiveness of any of the remaining security under the laws of any other jurisdiction shall be in any way affected or impaired as a result.

19.   COUNTERPARTS

            This Deed may be executed in any number of counterparts, each of which when executed and delivered constitutes an original of this Deed, but all the counterparts shall together constitute one and the same Deed. No counterpart shall be effective until each party has executed at least one counterpart.

20. GOVERNING LAW AND JURISDICTION

      20.1 This Deed shall be governed by, and construed in accordance in all respects with, the laws of Bermuda.

      20.2 The Chargor hereby irrevocably and unconditionally agrees for the exclusive benefit of the Secured Party that the Courts of Bermuda shall have jurisdiction to hear and determine any suit, action or proceeding and to settle any dispute arising out of or in connection with this Deed and for such purposes irrevocably submits to the jurisdiction of such Courts.

      20.3 The Chargor irrevocably waives, now and in the future, any objection to the Courts of Bermuda having jurisdiction to hear and determine any proceedings on the grounds that such Courts are inappropriate or an inconvenient forum.

      20.4 Nothing contained in this Deed shall limit the right of the Secured Party to take proceedings with respect to this Deed in any other Court of competent jurisdiction nor shall the taking of any such proceedings in one or more jurisdictions preclude the taking of proceedings in any other jurisdictions, whether concurrently or not.

IN WITNESS WHEREOF the parties hereto have executed this Deed the day and year first above written with the intent that it shall constitute a deed in accordance with the laws of Bermuda and with the intent that it shall be specifically enforceable.

                                   SCHEDULE 1
                                   ----------

--------------------------------------------------------------------------------
       SHAREHOLDER               NUMBER OF             DESCRIPTION
                                  SHARES
--------------------------------------------------------------------------------
Merle A. Hinrich                 350,719      Common Shares of  US$.01 each,  in
                                              the  share   capital   of  Global
                                              Sources Ltd.  represented  on the
                                              date hereof by share  certificate
                                              number G1146
--------------------------------------------------------------------------------
Merle A. Hinrich                 501,028      Common Shares of  US$.01 each,  in
                                              the  share   capital   of  Global
                                              Sources Ltd.  represented  on the
                                              date hereof by share  certificate
                                              number G1145
--------------------------------------------------------------------------------
Merle A. Hinrich                 350,719      Common Shares of  US$.01 each,  in
                                              the  share   capital   of  Global
                                              Sources Ltd.  represented  on the
                                              date hereof by share  certificate
                                              number G1148
--------------------------------------------------------------------------------
Merle A. Hinrich                 350,719      Common Shares of  US$.01 each,  in
                                              the  share   capital   of  Global
                                              Sources Ltd.  represented  on the
                                              date hereof by share  certificate
                                              number G1147
--------------------------------------------------------------------------------
Merle A. Hinrich                 350,719      Common Shares of  US$.01 each,  in
                                              the  share   capital   of  Global
                                              Sources Ltd.  represented  on the
                                              date hereof by share  certificate
                                              number G1149
--------------------------------------------------------------------------------
Merle A. Hinrich                 350,719      Common Shares of  US$.01 each,  in
                                              the  share   capital   of  Global
                                              Sources Ltd.  represented  on the
                                              date hereof by share  certificate
                                              number G1150
--------------------------------------------------------------------------------
Merle A. Hinrich                 350,719      Common Shares of  US$.01 each,  in
                                              the  share   capital   of  Global
                                              Sources Ltd.  represented  on the
                                              date hereof by share  certificate
                                              number G1151
--------------------------------------------------------------------------------
Merle A. Hinrich                 350,719      Common Shares of  US$.01 each,  in
                                              the  share   capital   of  Global
                                              Sources Ltd.  represented  on the
                                              date hereof by share  certificate
                                              number G1152
--------------------------------------------------------------------------------
Merle A. Hinrich                 350,720      Common Shares of  US$.01 each,  in
                                              the  share   capital   of  Global
                                              Sources Ltd.  represented  on the
                                              date hereof by share  certificate
                                              number G1153
--------------------------------------------------------------------------------
Merle A. Hinrich                 350,720      Common Shares of  US$.01 each,  in
                                              the  share   capital   of  Global
                                              Sources Ltd.  represented  on the
                                              date hereof by share  certificate
                                              number G1154
--------------------------------------------------------------------------------
Merle A. Hinrich                 350,720      Common Shares of  US$.01 each, in
                                              the  share   capital   of  Global
                                              Sources Ltd.

--------------------------------------------------------------------------------
                                              represented  on the date hereof by
                                              share certificate number G1155
--------------------------------------------------------------------------------
Hung Lay Si Co. Ltd.            13,667,132    Common Shares of  US$.01 each, in
(But     following    the                     the  share   capital   of  Global
purchase   of  the   Sale                     Sources Ltd.  represented  on the
Shares  pursuant  to  the                     date hereof by share  certificate
terms   of   the    Share                     number G2018 and,  following  the
Purchase  Agreement,  the                     sale  and  purchase  of the  Sale
Shareholder    shall   be                     Shares  pursuant  to the terms of
Merle A. Hinrich)                             the  Share  Purchase   Agreement,
                                              such      replacement       share
                                              certificate.
--------------------------------------------------------------------------------

                                   SCHEDULE 2
                                   ----------

                               SHAREHOLDER'S PROXY
                               -------------------

Merle A. Hinrich ("Chargor"), being the legal and beneficial owner of shares ("Security Shares") in Global Sources Ltd. ("Company") as listed at the foot of this Proxy HEREBY APPOINTS Hung Lay Si Co Limited ("Secured Party") acting with full power of substitution as the agent and proxy of the Chargor to vote the Security Shares in the name, place and stead of the Chargor at all or any meetings of the shareholders of the Company as fully as the Chargor would do if personally present and to waive notice of any such meeting, hereby revoking with effect from the date hereof all or any proxies previously given in favour of any other person or persons in relation to the Security Shares.

The Chargor has granted an assignment and charge over the Security Shares in favour of the Secured Party by a Deed dated November 2003 ("Charge") and this proxy is given by way of security and shall remain irrevocable for as long as the charge and assignment shall remain in force.

Dated:___ November 2003


----------------------------------------------------
The Chargor
in the presence of:


----------------------------------------------------

Witness (Signature):

Witness Name (Print):

Witness Address (Print):


                                   The Shares

17,675,353 Common Shares of US$.01 each in the share capital of Global Sources Ltd.

                                   SIGNATORIES
                                   -----------

CHARGOR


Executed as a Deed by:
MERLE A. HINRICH

in the presence of:

Witness signature:


Name in Print:
Address:
Occupation:



SECURED PARTY

The Common Seal of:                    )
HUNG LAY SI CO LIMITED                 )
was affixed in the presence of         )
                                       )
                                       )
--------------------------             )
Authorised Signatory:                  )
                                       )


THE QG TRUSTEE

The Common Seal of:                    )
HILL STREET TRUSTEES LIMITED           )
Was affixed in the presence of:        )
                                       )
                                       )
--------------------------             )
Authorised Signatory:                  )
                                       )
--------------------------             )
Authorised Signatory:                  )